                                                                   EXHIBIT 20.9

                          UCFC ACCEPTANCE CORPORATION
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                           SERIES 1996-C1 AND 1996-C2
                               RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS


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                                                     DISTRIBUTIONS IN DOLLARS
                                   PRIOR                                                                                 CURRENT
                ORIGINAL         PRINCIPAL                                                REALIZED    DEFERRED          PRINCIPAL
  CLASS        FACE VALUE         BALANCE      INTEREST       PRINCIPAL       TOTAL        LOSSES     INTEREST            BALANCE
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 A TRUST          0.00             0.00          0.00            0.00         0.00          0.00        0.00               0.00
 B TRUST          0.00             0.00          0.00            0.00         0.00          0.00        0.00               0.00









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TOTALS            0.00             0.00          0.00            0.00         0.00          0.00        0.00               0.00
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                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH
                              PRIOR                                                   CURRENT                   RATES
                             PRINCIPAL                                               PRINCIPAL
  CLASS        CUSIP          BALANCE      INTEREST       PRINCIPAL       TOTAL       BALANCE           CURRENT          NEXT
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  A TRUST                    0.000000      0.000000        0.000000     0.000000      0.000000            NA              NA
  B TRUST                    0.000000      0.000000        0.000000     0.000000      0.000000            NA              NA






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SELLER:                            UCFC Acceptance Corporation           ADMINISTRATOR:                      Vince Valdes
SERVICER:                      United Companies Lending Corporation                                     Bankers Trust Company
LEAD UNDERWRITER:               Prudential Secutities Incorporated                                           3 Park Plaza
RECORD DATE:                             October 31, 1996                                                  Irvine, CA 92714
DISTRIBUTION DATE:                      November 15, 1996                FACTOR INFORMATION:                (800) 735-7777
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                                                                                      (c) COPYRIGHT 1996 Bankers Trust Company

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